UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2020

Essential Utilities, Inc.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange
6.00% Tangible Equity Units	WTRU	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

Incremental Facility Amendment Agreement

On March 13, 2020, Essential Utilities, Inc. (the “Company”) amended its existing five-year unsecured revolving credit agreement, dated as of December 5, 2018, by and among the Company, the lenders from time to time party thereto and PNC Bank, National Association, as the administrative agent (the “Revolving Credit Agreement”) pursuant to an incremental facility amendment (the “Amendment”) between the Company and PNC Bank, National Association. The Amendment provides the Company with an additional $300,000,000 of borrowing capacity under the Revolving Credit Agreement.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1, and is hereby incorporated by reference into this Item 1.01.

Shareholders Agreement

On March 16, 2020, in connection with the Private Placement (as defined below in Item 3.02), the Company entered into a Shareholders Agreement with CPP Investment Board PMI-2 Inc. (the “Investor”), an affiliate of Canada Pension Plan Investment Board (“CPP Investments”), in the form previously disclosed in the Company’s Current Report on Form 8-K filed on March 29, 2019, pursuant to which the parties agreed to certain rights, covenants and obligations, as previously disclosed.

The description of the Shareholders Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Shareholders Agreement, a form of which was included as an exhibit to the Stock Purchase Agreement (as defined below in Item 3.02), which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 29, 2019, and is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 16, 2020 (the “Closing Date”), the Company completed the acquisition (the “Peoples Natural Gas Acquisition”) from LDC Parent LLC, a Delaware limited liability company (the “Seller”) of all of the issued and outstanding limited liability company membership interests of LDC Funding LLC, a Delaware limited liability company (“LDC”). LDC is the ultimate parent of Peoples Natural Gas Company, a Pennsylvania limited liability company, Peoples Gas Company, a Pennsylvania limited liability company, Peoples Gas WV LLC, a West Virginia limited liability company, Peoples Gas Kentucky, a Kentucky limited liability company and Delta Natural Gas Co., Inc., a Kentucky corporation, all of which are natural gas public utility companies subject to regulation in the states in which such companies operate. The Peoples Natural Gas Acquisition was completed in accordance with the terms of the previously announced Purchase Agreement, entered into on October 22, 2018 and disclosed in the Company’s Current Report on Form 8-K filed on October 23, 2018, between the Company and the Seller (the “Purchase Agreement”).

The Company completed its acquisition for $3.465 billion in cash.  Pursuant to the Purchase Agreement, the amount paid at closing is subject to adjustment upon completion of a closing balance sheet and the finalization of other adjustments that may occur over the next several months.  The estimated purchase price paid by the Company was $4.275 billion, which was adjusted by $43.9 million for an estimated change in working capital, certain estimated capital expenditures of $247.5 million, and the assumption of $1.101 billion of indebtedness of LDC as of the Closing Date, which indebtedness includes approximately $920.1 million of senior notes and $181 million of short term debt issued by PNG Companies, LLC, a Delaware limited liability company and wholly owned direct subsidiary of LDC.

The Company also terminated the remaining previously disclosed commitment (the “Bridge Commitment”) it had received from Goldman Sachs Bank USA and Royal Bank of Canada in October 2018 in connection with its entry into the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby (including, without limitation, the Peoples Natural Gas Acquisition) in this Current Report on Form 8-K is only a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 23, 2018, and is hereby incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 13, 2020, the Company entered into a Credit Agreement with PNC Bank, National Association (the “PNC Credit Agreement”) dated March 13, 2020 pursuant to which the Company borrowed $150,000,000. The PNC Credit Agreement will mature on March 12, 2021. The PNC Credit Agreement bears interest at LIBOR plus 0.875%, in respect of LIBOR borrowings, and the alternate base rate plus 0.775%, in respect of alternate base rate borrowings. The alternate base rate is defined in a customary manner to be the greatest of the prime rate, the federal funds rate plus 0.50% and one month LIBOR plus 1.00%. Interest is payable quarterly and on the maturity date. Any amount borrowed may be prepaid in whole or in part at any time without premium or penalty.

The foregoing description of the PNC Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the PNC Credit Agreement, which is attached hereto as Exhibit 10.2, and is hereby incorporated by reference into this Item 2.03.

The information disclosed in Item 1.01 regarding the Amendment is incorporated into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On March 16, 2020, in connection with the Peoples Natural Gas Acquisition, the Company issued and sold 21,661,095 shares of common stock, par value $0.50 per share (the “Common Stock”) to the Investor, an affiliate of CPP Investments. The shares of Common Stock issued and sold to Investor were priced at $34.62 per share, resulting in gross proceeds of approximately $750 million (the “Private Placement”). The net proceeds from the Private Placement were used to fund a portion of the purchase price for the Peoples Natural Gas Acquisition. The Private Placement was completed in accordance with the terms of the previously announced Stock Purchase Agreement entered into on March 29, 2019, between the Company and CPP Investments (and assigned by CPP Investments to the Investor) and disclosed in the Company’s Current Report on Form 8-K filed on March 29, 2019.

The Private Placement of the shares of Common Stock pursuant to the Stock Purchase Agreement was undertaken in reliance upon an exemption from the registration requirements under Section 4(a)(2) of the Securities Act.

The shares of Common Stock issued and sold in the Private Placement described in this Item 3.02 have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K filed on December 23, 2019, pursuant to the Shareholders Agreement, CPP Investments nominated Wendy A. Franks, Ph.D. to join the Board of Directors of the Company, and the Company’s Board of Directors appointed her to the Board of Directors effective as of the Closing Date. For a description of Wendy Frank’s experience, see the Company’s Current Report on Form 8-K filed on December 23, 2019.

On March 16, 2020, the Company also issued stock retention awards under the Company’s Amended and Restated Omnibus Equity Compensation Plan to Daniel J. Schuller, the Company’s Chief Financial Officer, Richard S. Fox, the Company’s Chief Operating Officer, Matthew R. Rhodes, the Company’s Strategy and Corporate Development officer, and Christopher P. Luning, the Company’s General Counsel and Secretary. Each named executive officer received a restricted share grant of Common Stock equal to $100,000 as calculated using the closing price of the Common Stock as of March 16, 2020. The shares were issued to the individuals subject to restrictions on sale or other transfer until March 16, 2021.

Item 8.01	Other Events.

On March 16, 2020, the Company issued a press release announcing the closing of the Peoples Natural Gas Acquisition. A copy of the press release is included herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit	Description
10.1	Form of Incremental Facility Amendment Agreement, dated March 13, 2020, between the Company and PNC Bank, National Association
10.2	Form of Credit Agreement, dated March 13, 2020, between the Company and PNC Bank, National Association
99.1	Press Release issued by Essential Utilities, Inc., March 16, 2020
104	Cover Page Interactive Data File (formatted in inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

By:	/s/ Christopher P. Luning
Christopher P. Luning
Executive Vice President, General Counsel and Secretary

Dated: March 16, 2020